Exhibit 99.1

Contact:

Susan Hickey

NetRatings, Inc.

212-703-5909

shickey@netratings.com

NETRATINGS ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS

New York, May 3, 2006 – NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced financial results for the first quarter ended March 31, 2006.

NetRatings reported revenues of $18.3 million for the first quarter of 2006, an 11 percent increase over revenues of $16.4 million in the first quarter of 2005.

Net loss for the first quarter of 2006 was ($255,000), or ($0.01) per share, on approximately 34.7 million shares. This compares with a net loss of ($1.6) million, or ($0.05) per share, in the first quarter of 2005, on approximately 35.8 million shares. Related to the company’s adoption of SFAS 123(R) on Jan. 1, 2006, NetRatings’ first quarter 2006 results included stock option compensation expense of $364,000, or $0.01 per share, which was offset by the one-time benefit of the cumulative effect of a change in accounting principle – also related to the adoption of SFAS 123(R) on Jan 1, 2006.

On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, amortization of intangibles and stock-based compensation and cumulative effect of a change in accounting principle), the company earned $1 million, or $0.03 per share, during the first quarter of 2006. This compares with an EBITDA loss in the first quarter of 2005 of ($905,000), or ($0.03) per share. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

“NetRatings has made a strong start in the first quarter and is now well positioned for a successful 2006,” said William Pulver, president and CEO, NetRatings. “Our product portfolio is in terrific shape to benefit from the growth in Internet advertising and commerce, and we are pleased with the progress of our

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ongoing patent licensing program. In addition, we believe our innovative products and patented technologies – in concert with planned data collection enhancements – will allow us to exploit emerging opportunities created by the rapid transition of traditional media – including radio and television – to the Internet.”

NetRatings ended the first quarter with $170 million in cash and marketable securities. The company completed a stock repurchase plan during the first quarter and spent $11.5 million to repurchase 900,000 shares of stock.

Patent Enforcement Program Update

NetRatings announced today it has filed patent infringement lawsuits against WhenU.com, Inc. and 180solutions, Inc. as part of the company’s patent enforcement program commenced in early 2005. Under the program, designed to protect the company’s investments in its patented technologies related to the collection, analysis and reporting of computer usage and activity, NetRatings has signed licensing agreements with three companies: Visual Sciences LLC, SageMetrics, Corp., and Omniture, Inc., and has complaints pending against three additional companies: Coremetrics, Inc., Sane Solutions, LLC, and WebSideStory, Inc.

Guidance

For the second quarter ending June 30, 2006, NetRatings is projecting the following:

-	Revenue is expected to be between $18.6 million and $19 million
-	Net loss per share on a GAAP basis is expected to be between ($0.01) and ($0.03)
-	EBITDA per share is expected to be between $0.02 and $0.04

NetRatings is updating full year 2006 guidance, and now projects the following:

-	Revenue is expected to be between $76 million and $79 million
-	Net loss per share on a GAAP basis is expected to be between ($0.05) and ($0.09)
-	EBITDA per share is expected to be between $0.12 and $0.16

First Quarter 2006 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its first quarter 2006 results and outlook. The company welcomes all members of the financial and media communities to visit http://www.netratings.com/financial_results.htm to listen to the conference call via live Webcast.

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About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings’ business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2005 and its quarterly reports on Form 10-Q, including, without limitation, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors That May Affect Our Performance.” Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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NetRatings, Inc.

Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
	unaudited	unaudited

Revenue	$ 18,280	$ 16,433

Cost of revenue	5,566	5,568
Gross profit	12,714	10,865

Operating expenses:
Research and development	2,643	3,055
Sales and marketing	6,347	6,386
General and administrative	3,450	2,998
Amortization of intangibles	594	823
Amortization of stock-based compensation	1,164	-
Total operating expenses	14,198	13,262
Loss from operations	(1,484)	(2,397)

Interest income, net	1,161	917
Minority interest in gains of consolidated subsidiaries	(163)	(205)
Equity in earnings of joint ventures	-	56
Net loss before provision for income taxes and cumulative effect of change in accounting principle	(486)	(1,629)
Provision for income taxes	(138)	-
Net loss before cumulative effect of change in accounting principle	$ (624)	$ (1,629)
Cumulative effect of change in accounting principle	369	-
Net loss	$ (255)	$ (1,629)

Basic and diluted net loss per common share:
Before cumulative effect of change in accounting principle	$ (0.02)	$ (0.05)
Cumulative effect of change in accounting principle	0.01	-
Net loss per common share	$ (0.01)	$ (0.05)

Shares used to compute basic and diluted net
loss and EBITDA net income/loss per common share	34,705	35,775

EBITDA (1)
Net loss	$ (255)	$ (1,629)
Less:
Interest income, net	(1,161)	(917)
Provision for income taxes	138	-
Depreciation	896	818
Amortization of intangibles	594	823
Amortization of stock-based compensation	1,164	-
Cumulative effect of change in accounting principle	(369)	-
EBITDA	$ 1,007	$ (905)

EBITDA income/(loss) per common share	$ 0.03	$ (0.03)

(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, amortization of intangibles and stock-based compensation, and cumulative effect of change in accounting principle. Management uses this measure internally to evaluate the company’s performance. NetRatings provides results, guidance, and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses, amortization of stock-based compensation, and cumulative effect of change in accounting principle are excluded as they are non-cash charges. NetRatings excludes amortization of intangibles as it is a non-cash charge not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Reconciliation of net loss per share to EBITDA per

share for second quarter and full year 2006

guidance.

	Three months ending		Year ending
	June 30, 2006		December 31, 2006

Net loss	$(0.03)	$(0.01)	$(0.09)	$(0.05)
Adjustments
Interest income, net	(0.03)	(0.03)	(0.14)	(0.14)
Provision for income taxes	0.01	0.01	0.03	0.03
Depreciation	0.02	0.02	0.11	0.11
Amortization of intangibles	0.02	0.02	0.07	0.07
Amortization of stock-based compensation	0.03	0.03	0.13	0.13
Cumulative effect of change in accounting principle	-	-	0.01	0.01

EBITDA income per share guidance range	$0.02	$0.04	$0.12	$0.16

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NetRatings, Inc.
Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005
ASSETS	unaudited

Current assets
Cash, cash equivalents & short-term
marketable securities	$147,774	$151,671
Accounts receivable	18,404	16,537
Other current assets	4,033	3,867
Total current assets	170,211	172,075

Long-term marketable securities	22,346	28,581
Property and equipment	8,776	7,827
Intangibles	12,684	13,278
Goodwill	76,684	76,856
Other assets	1,696	1,637
Total assets	$292,397	$300,254

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable & accrued expenses	$19,605	$21,436
Deferred revenue	14,410	12,666
Restructuring liabilities	388	1,038
Total current liabilities	34,403	35,140

Restructuring liabilities, less current portion	331	418
Total liabilities	34,734	35,558

Minority interest	1,461	1,298

Stockholders’ equity	256,202	263,398
Total liabilities and stockholders’ equity	$292,397	$300,254

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